UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 16, 2017

Date of Report (Date of earliest event reported)

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue
Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On May 16, 2017, Yahoo! Inc. (the “Company”) issued a press release announcing the commencement of the Offer (as defined below under Item 8.01). A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On May 16, 2017, the Company commenced a tender offer to purchase up to $3,000,000,000 of shares of its common stock, par value $0.001 per share (the “Shares”), pursuant to (i) auction tenders (“Auction Tenders”) at prices equal to (A) the Alibaba VWAP (as defined below), multiplied by (B) multiples specified by tendering stockholders not greater than 0.420 nor less than 0.370 (the “Permitted Range”); provided that in no event will the Purchase Price (as defined below) be less than $37.00 per Share, or (ii) purchase price tenders (“Purchase Price Tenders”) pursuant to which stockholders indicate they are willing to sell their Shares to the Company at the Purchase Price determined in the Offer (as defined below), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, dated May 16, 2017 (the “Offer to Purchase”), and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

The Offer, proration period and withdrawal rights will expire at 11:59 p.m., New York City time, on June 13, 2017, unless the Offer is extended or withdrawn (such date, as it may be extended, the “Expiration Date”).

The “Alibaba VWAP” (determined as described in the Offer to Purchase) means the daily volume-weighted average price for an American Depositary Share (“ADS”) of Alibaba Group Holding Limited (“Alibaba”), on the New York Stock Exchange, on the second trading day prior to the Expiration Date (the “Determination Date”); provided, that in no event shall the Alibaba VWAP be less than $100.00 for the purpose of computing the Purchase Price. The Company will announce the Alibaba VWAP and the prices payable for Shares pursuant to the Offer for each multiple within the Permitted Range by press release and on the Offer webpage described below no later than 4:30 p.m., New York City time, on the Determination Date (June 9, 2017 based on the current Expiration Date). Such press release, which will also include the maximum number of Shares the Company may purchase in the Offer, will also be filed as an amendment to the Schedule TO-I that the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) relating to the Offer.

Promptly after the Expiration Date, the Company will, upon the terms and subject to the conditions of the Offer, determine a single price per Share (the “Purchase Price”), which will not be less than $37.00 per Share, that it will pay for Shares properly tendered and not properly withdrawn in the Offer, by determining the lowest multiple within the Permitted Range at which Shares have been tendered or have been deemed to have been tendered in the Offer (the “Final Multiple”) that, when multiplied by the Alibaba VWAP, which will not be less than $100.00 for such purpose, will enable the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $3,000,000,000. Shares properly tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a multiple of 0.370 (which is the lowest multiple within the Permitted Range) for purposes of determining the Purchase Price pursuant to the Offer. Shares properly tendered pursuant to Auction Tenders will only be eligible for purchase if the price determined by multiplying the Alibaba VWAP by the multiple specified in respect of such tendered Shares is equal to or less than the Purchase Price.

Assuming that the conditions to the Offer are satisfied or waived, at the minimum Purchase Price of $37.00 per Share, the maximum number of Shares the Company will purchase is 81,081,081 if the Offer is fully subscribed and the Company does not increase the amount of Shares sought in the Offer, which would represent approximately 8.5% of the Company’s issued and outstanding shares as of May 12, 2017.

Throughout the Offer, a dedicated webpage will be available at www.innisfreema.com/tender/yhoo, which will provide, among other information, (i) for each trading day prior to the announcement of the Alibaba VWAP, indicative prices payable for the Shares pursuant to the Offer for each multiple that a tendering stockholder can select within the Permitted Range based on the indicative Alibaba VWAP on the preceding trading day and (ii) after the Company announces the Alibaba VWAP, the actual prices payable for the Shares pursuant to the Offer for each such multiple. Such dedicated webpage will also show reasonably current trading prices of the Shares and Alibaba’s ADSs.

All Shares purchased in the Offer will be purchased at the Purchase Price regardless of whether they were tendered at a lower multiple than the Final Multiple. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered at or below the Final Multiple (including by making a Purchase Price Tender) may not be purchased if Shares are properly tendered and not properly withdrawn at or below the Final Multiple (including by making a Purchase Price Tender) having an aggregate purchase price greater than $3,000,000,000. In accordance with the rules of the SEC, the Company may, without amending or extending the Offer, increase the amount of Shares accepted for payment in the Offer by no more than 2% of the number of the issued and outstanding Shares, thereby increasing the aggregate purchase price of Shares to be purchased in the Offer.

The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions, including the conditions that (i) the pending sale (the “Sale Transaction”) by the Company of its operating business to Verizon Communications Inc. shall have been completed, (ii) the Shares shall have been removed from the Standard and Poor’s 500 Composite Index (the “S&P 500”), and (iii) the Alibaba VWAP shall not be less than $80.00. In the event that the completion of the Sale Transaction is delayed beyond the date on which the Shares are removed from the S&P 500, the Company may waive, in its discretion, the condition to the Offer that the Sale Transaction shall have been completed.

While the Company’s board of directors has authorized the Offer, it has not made and is not making, and none of the Company, the Company’s affiliates or subsidiaries, the Dealer Manager (as defined in the Offer to Purchase), the Information Agent (as defined in the Offer to Purchase) or the Depositary (as defined in the Offer to Purchase) has made or is making, any recommendation to stockholders as to whether to tender or refrain from tendering their Shares or as to the multiple or multiples to be used in determining the price or prices at which they may choose to tender their Shares.

The Company’s directors and executive officers have informed the Company that they do not intend to tender Shares in the Offer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Yahoo! Inc., issued on May 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

By:	/s/ Arthur Chong
Name: Arthur Chong
Title: General Counsel & Secretary

Date: May 16, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Yahoo! Inc., dated May 16, 2017